Exhibit 99.1

Press Release	contacts:	Alfred G. Merriweather	Jeremiah Hall
		Chief Financial Officer	Feinstein Kean Healthcare
		Tel: 650 624 4576	Tel: 415 677 2700
		amerriweather@	jeremiah.hall@
		monogrambio.com	fkhealth.com

Monogram Announces 2007 Year-End Financial Results

34% Year to Year Growth drives Fourth Quarter Revenue to Record Level

— Conference call today at 4:30 p.m. ET —

SOUTH SAN FRANCISCO, Calif., February 7, 2008 – Monogram Biosciences, Inc. (Nasdaq: MGRM) today reported financial results for the quarter and year ended December 31, 2007.

The Company had revenue of $13.7 million for the fourth quarter of 2007, 34% higher than $10.2 million in the fourth quarter of 2006. This growth in revenue was driven primarily by revenue from Trofile™, Monogram’s proprietary tropism assay. Trofile is the only clinically validated assay for selecting the appropriate HIV patients to be treated with Selzentry™, Pfizer’s recently FDA-approved CCR5 antagonist. For U.S. patients, Monogram has performed over 3,800 Trofile tests to date, of which over 2,600 tests were performed in the quarter ended December 31, 2007. Reflecting the portion of these tests for which reimbursement has been established, revenue from Trofile in the quarter ended December 31, 2007 was $2.6 million.

“Fourth quarter revenues were at a record level,” said Alfred Merriweather, Monogram chief financial officer. “With this strong revenue growth, the leverage provided by our existing laboratory infrastructure and our established sales organization is clearly reflected in significantly improved gross margin, operating loss and cash flow in the fourth quarter.”

Gross margin on product revenues was 52% in the quarter ended December 31, 2007, substantially higher than the levels recorded in the first three quarters of 2007. Operating loss was $4.7 million for the quarter ended December 31, 2007, an improvement of 39% compared to $7.6 million in the immediately preceding third quarter of 2007 and an improvement of 33% compared to $7.0 million in the prior year’s fourth quarter.

The Company had full year revenue of $43.2 million for 2007, compared to revenue of $48.0 million for 2006. Prior year revenues, especially during the first two quarters of 2006, included substantial revenues from the use of the Company’s assays in Pfizer’s phase III trial of Selzentry™, testing for which was largely completed in mid 2006, prior to FDA review and approval of Selzentry in 2007.

The Company had approximately $30.6 million in cash resources (comprised of cash, cash equivalents and short-term investments) at December 31, 2007.

Monogram’s Trofile Assay and Pfizer’s maraviroc

“The first full quarter of Trofile commercialization has seen good progress in testing volumes,” said William Young, Monogram chief executive officer. “Over 3,800 tests have been performed to date for U.S. patients and weekly levels are now over 200. Coverage and reimbursement level are established with Medicare and with most state ADAP programs. Fifteen state Medicaid programs and Blue Cross have established coverage for Trofile and we continue our discussions with these groups as well as many other public and private payers to establish the level of reimbursement.”

Trofile’s role in clinical use of Selzentry was reaffirmed recently with the issuance of treatment guidelines by the Department of Health and Human Services. These guidelines recommend that a co-receptor tropism test should be performed whenever the use of a CCR5 antagonist is being considered and might also be considered for patients who fail therapy while on a CCR5 antagonist. The guidelines acknowledged Trofile’s role in the clinical studies that formed the basis for approval of Selzentry, the only approved CCR5 antagonist. “Monogram tests, particularly our Trofile Assay, have been pivotal to CCR5 drug development programs,” added Young. “Trofile has been used in all phase II and phase III trials of CCR5 antagonists to date, including those of Pfizer, Schering Plough and Incyte. We are continuing our leadership in tropism testing with our enhanced tropism assay, which sets an even higher standard of sensitivity for CCR5 positive patients and which we expect to be commercially available soon.”

Trofile is also now available outside of the U.S. where Pfizer is taking the lead in commercializing Trofile. Arrangements are now in place for processing samples from 12 countries, including Germany, the U.K. and Canada. Monogram expects that access to Trofile will be established in countries representing over 95% of the European market potential by the end of June and in approximately 40 countries worldwide by the end of the year.

HERmarkTM Breast Cancer Assay

“We have continued to advance our HERmark clinical development programs,” commented Young. “Less than 50% of metastatic breast cancer patients selected for treatment with Herceptin by currently available tests actually respond and there is growing concern that currently available IHC and FISH tests may not be adequate and may miss some patients who can benefit from Herceptin. The HERmark Assay provides quantitative and more precise measurements of HER2 expression than current tests and also provides a unique and quantitative measure of HER2’s activated form – the HER2:HER2 homodimer. HERmark has the potential to enhance physicians’ ability to accurately select patients for Herceptin therapy and to subdivide them into groups with different clinical outcomes following treatment with the drug. Our separate programs are directed at clinical validation of HERmark as a tool to identify the appropriate patients for Herceptin® in the metastatic and adjuvant settings, respectively.”

Data presented at the San Antonio Breast Cancer Symposium in December 2007, from a third cohort of metastatic breast cancer patients, confirmed prior observations that HERmark is capable of identifying subpopulations of Herceptin-treated metastatic breast cancer patients with different clinical outcomes based on the measured levels of HER2 expression and homodimers. More extensive analyses of clinical data from this latest test cohort of metastatic breast cancer patients will be presented at a future scientific forum. Programs to confirm and validate these results in additional cohorts are ongoing.

In parallel with these programs in metastatic breast cancer, HERmark measurements are also being correlated with clinical outcomes in two large cohorts of patients treated with Herceptin in the adjuvant setting, involving as many as 2,600 patients. The first of these studies, in up to 1,600 patient samples, was initiated in late 2007 and is ongoing. A second study, involving a large European study of up to 1,000 patients in the adjuvant setting, has recently been initiated.

In December 2007, Monogram received confirmation from the College of American Pathologists (CAP) that the HERmark assays are approved for routine patient testing in Monogram’s CLIA certified clinical reference laboratory. “Commercialization of HERmark will be based on the clinical utility established by our ongoing studies in metastatic and adjuvant use of Herceptin,” commented Young. “We believe that the unique measurements available from HERmark will represent new and valuable information for physicians, especially when supplemented with specific clinical utility expected to be derived from our ongoing studies.”

VeraTagTM Oncology Platform

Monogram’s first product based on the VeraTag technology platform is the HERmark Breast Cancer Assay, which measures the expression of the HER2 protein and the HER2:HER2 homodimer. Looking beyond this, the Company is continuing its programs to develop assays that measure the HER1 and HER3 proteins as well as dimers involving HER1 and HER3. These additional assays, which are still in development, are intended to broaden the applications for the VeraTag technology to the identification of resistance pathways for Herceptin in breast cancer as well as the identification of signaling pathways relevant to drug response and resistance in other cancer types.

GAAP and Non-GAAP Proforma Results

Net Loss and Net Loss Per Share is shown below in accordance with GAAP and also on a Non-GAAP Proforma Basis. The Company is reporting Non-GAAP Proforma results which exclude certain items to provide a clearer view of ongoing results without the impact of non-cash valuation adjustments related to our convertible debt in 2007 and to our CVRs in 2006. A reconciliation of these Non-GAAP Proforma results to GAAP results is included with the Statement of Operations data attached to this release.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Net Loss ($ Millions)
GAAP Net Loss	$(5.0)	$(7.0)	$(23.5)	$(38.7)
Non-GAAP Proforma Net Loss	$(4.6)	$(7.0)	$(30.2)	$(22.3)
Net Loss Per Share ($)
GAAP Net Loss Per Share	$(0.04)	$(0.05)	$(0.18)	$(0.30)
Non-GAAP Proforma Net Loss Per Share	$(0.03)	$(0.05)	$(0.23)	$(0.17)

The following non-cash items that were reflected in non-operating income and expense for the periods ended December 31, 2007 and 2006 are excluded from proforma net loss:

•

“Mark-to-market” adjustments to the 3% Senior Secured Convertible Note and the 0% Convertible Senior Unsecured Debt. An unfavorable adjustment of $0.4 million and a favorable adjustment of $4.2 million were recorded in the three and twelve months ending December 31, 2007, respectively. There were no such adjustments in the prior year, although a favorable adjustment of $2.2 million was recorded at January 1, 2007 for the cumulative effect of the change in accounting principle at that date. Such adjustments could be significant and unpredictable in future quarters depending on several factors, including the level of the Company’s common stock price.

•

“Mark-to-market” adjustments in 2006 to the liability established for the payment on the CVRs issued as part of the merger consideration for ACLARA. As the outstanding CVR’s were settled in the second quarter of 2006, adjustments are not significant for third and fourth quarters of 2006 or for 2007. An unfavorable adjustment of $16.5 million was recorded in the twelve months ended December 31, 2006.

Stock-based compensation in accordance with SFAS123(R) is recorded as expense for purposes of both GAAP and our Non-GAAP Proforma results. Such costs were $1.2 million in the fourth quarter of 2007, compared to $1.4 million in the prior year’s fourth quarter.

Capital Structure

At December 31, 2007, a total of 134 million shares of common stock were outstanding. Stock options and warrants were outstanding on 20.3 million shares and 0.1 million shares of common stock, respectively. The principal amount of Pfizer’s $25 million convertible note, issued in May 2006, is convertible into approximately 9.2 million shares of common stock. The $30 million principal amount of our 0% Convertible Senior Unsecured Notes, issued in January 2007, is convertible into approximately 11.9 million shares of common stock.

Conference Call Details

Monogram will host a conference call today at 4:30 p.m. Eastern Time. To participate in the live teleconference please call (877) 548-7912, or (719) 325-4878 for international callers, fifteen minutes before the conference begins. Live audio of the call will be simultaneously broadcast over the Internet and will be available to members of the news media, investors and the general public. Access to live and archived audio of the conference call will be available by following the appropriate links at www.monogrambio.com and clicking on the Investor Relations link. Following the live broadcast, a replay of the call will also be available at (888) 203-1112, or (719) 457-0820 for international callers. The replay passcode is 4277521.

The information provided on the teleconference is only accurate at the time of the conference call, and Monogram assumes no obligation to provide updated information except as required by law.

About Monogram

Monogram is advancing individualized medicine by discovering, developing and marketing innovative products to guide and improve treatment of serious infectious diseases and cancer. The Company’s products are designed to help doctors optimize treatment regimens for their patients that lead to better outcomes and reduced costs. The Company’s technology is also being used by numerous biopharmaceutical companies to develop new and improved anti-viral therapeutics and vaccines as well as targeted cancer therapeutics. More information about the Company and its technology can be found on its web site at www.monogrambio.com.

Forward Looking Statements

Certain statements in this press release are forward-looking. These forward-looking statements include references to the demand for our Trofile Assay, the outlook for Selzentry and our Trofile Assay, reimbursement that may be available for Trofile, guidelines regarding the use of co-receptor tropism tests, the anticipated availability of Trofile internationally, the ability of VeraTag technology, including HERmark, to significantly improve the information available to physicians, results of studies intended to demonstrate clinical utility of our VeraTag technology and HERmark products and anticipated clinical and laboratory validation of these products in a CLIA setting and activities expected to occur in connection with the Pfizer collaboration. These forward-looking statements are subject to risks and uncertainties and other factors, which may cause actual results to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that physicians may not use a molecular diagnostic for patient selection for maraviroc or other HIV drugs; risks related to the implementation of the collaboration with Pfizer; risks related to our ability to recognize revenue from activities under the collaboration with Pfizer; risks and uncertainties relating to the performance of our products; the growth in revenues; the size, timing and success or failure of any clinical trials for CCR5 inhibitors, entry inhibitors or integrase inhibitors; the risk that our Trofile Assay may not be utilized for patient use with maraviroc and other CCR5 inhibitors; the risk that our VeraTag assays may not predict response to particular therapeutic agents; the risk that we may not be able to obtain additional cohorts of patient samples for additional VeraTag studies, our ability to successfully conduct clinical studies and the results obtained from those studies; whether larger confirmatory clinical studies will confirm the results of initial studies; our ability to establish reliable, high-volume operations at commercially reasonable costs; expected reliance on a few customers for the majority of our revenues; the annual renewal of certain customer agreements; actual market acceptance of our products and adoption of our technological approach and products by pharmaceutical and biotechnology companies; our estimate of the size of our markets; our estimates of the levels of demand for our products; the impact of competition; the timing and ultimate size of pharmaceutical company clinical trials; whether payers will authorize reimbursement for our products and services and the amount of such reimbursement that may be allowed; whether the FDA or any other agency will decide to further regulate our products or services, including Trofile; whether the draft guidance on Multivariate Index Assays issued by FDA will be subsequently determined to apply to our current or planned products; whether we will encounter problems or delays in automating our processes; the ultimate validity and enforceability of our patent applications and patents; the possible infringement of the intellectual property of others; whether licenses to third party technology will be available; whether we are able to build brand loyalty and expand revenues; restrictions on the conduct of our business imposed by the Pfizer, Merrill Lynch and other debt agreements; the impact of additional dilution if our convertible debt is converted to equity; and whether we will be able to raise sufficient capital in the future, if required. For a discussion of other factors that may cause actual events to differ from those projected, please refer to our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission. We do not undertake, and specifically disclaim any obligation, to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

PhenoSense, PhenoSenseGT, Trofile, HERmark and VeraTag are trademarks of Monogram Biosciences, Inc. Heceptin is a registered trademark of Genentech, Inc. Selzentry is a trademark and Celsentri is a registered trademark of Pfizer Inc.

~financials to follow~

MONOGRAM BIOSCIENCES, INC.

SELECTED STATEMENT OF OPERATIONS DATA

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Revenue:
Product revenue	$12,731	$9,732	$39,482	$45,150
Contract revenue	798	498	2,064	2,808
License revenue	197	—	1,683	—

Total revenue	13,726	10,230	43,229	47,958
Operating costs and expenses:
Cost of product revenue	6,120	5,396	22,926	22,703
Research and development	5,090	4,560	19,385	18,981
Sales and marketing	3,647	3,471	15,927	14,735
General and administrative	3,537	3,802	15,686	15,042

Total operating costs and expenses	18,394	17,229	73,924	71,461

Operating loss	(4,668)	(6,999)	(30,695)	(23,503)
Convertible debt valuation adjustment and interest income/(expense), net	(370)	17	4,687	1,250
CVR valuation adjustment	—	—	218	(16,450)

Net loss before cumulative effect of change in accounting principle	(5,038)	(6,982)	(25,790)	(38,703)
Cumulative effect of change in accounting principle	—	—	2,242	—

Net loss after cumulative effect of change in accounting principle	$(5,038)	$(6,982)	$(23,548)	$(38,703)

Basic and diluted net loss per common share before cumulative effect of change in accounting principle	$(0.04)	$(0.05)	$(0.19)	$(0.30)
Cumulative effect per share of change in accounting principle	$—	$—	$0.01	$—

Basic and diluted net loss per common share after cumulative effect of change in accounting principle	$(0.04)	$(0.05)	$(0.18)	$(0.30)

Weighted-average shares used in computing basic net loss per common share	133,110	130,694	132,282	130,447

Reconciliation of Non-GAAP Proforma Results to GAAP
Net loss after cumulative effect of change in accounting principle	$(5,038)	$(6,982)	$(23,548)	$(38,703)
Adjustments for certain non-cash items:
Cumulative effect of change in accounting principle	—	—	(2,242)	—
CVR valuation adjustment	—	—	(218)	16,450
Convertible debt valuation adjustment	447	—	(4,205)	—

Non-GAAP Proforma net loss	(4,591)	(6,982)	(30,213)	(22,253)

Non-GAAP Proforma net loss per common share, basic	$(0.03)	$(0.05)	$(0.23)	$(0.17)

Management believes that this non-GAAP proforma financial data supplements the Company’s GAAP financial statements by providing investors with additional information which allows them to have a clearer picture of the Company’s operations, financial performance and the comparability of the Company’s operating results from period to period as they exclude the effects in 2007 of revaluation of the Company’s convertible debt and the effects in 2006 of revaluation of the contingent value rights issued in connection with the Company’s merger with ACLARA that management believes are not indicative of the Company’s ongoing operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Above, management has provided a reconciliation of the non-GAAP proforma financial information with the comparable financial information reported in accordance with GAAP.

MONOGRAM BIOSCIENCES, INC.

SELECTED BALANCE SHEET DATA

(In thousands)

(Unaudited)

	December 31, 2007	December 31, 2006
		(Note 1)
ASSETS
Current assets:
Cash and cash equivalents	$18,762	$8,263
Short-term investments	11,828	22,867
Accounts receivable, net	9,100	6,849
Prepaid expenses	1,279	1,234
Inventory	1,250	961
Other current assets	917	378

Total current assets	43,136	40,552
Property and equipment, net	7,665	7,463
Goodwill	9,927	9,927
Deferred costs	7,906	1,783
Other assets	677	1,120

Total assets	$69,311	$60,845

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,116	$1,271
Accrued compensation	3,324	2,258
Accrued liabilities	3,818	4,720
Current portion of restructuring costs	610	1,128
Deferred revenue, current portion	605	404
Current portion of loans payable and capital lease obligations	4,469	6,355
Contingent value rights	2,119	2,813

Total current liabilities	17,061	18,949
Long-term 3% convertible promissory note	20,786	25,000
Long-term 0% convertible promissory note	18,511	—
Long-term portion of restructuring costs	289	868
Long-term deferred revenue	13,622	1,783
Other long-term liabilities	282	337

Total liabilities	70,551	46,937

Stockholders’ equity:
Common stock	134	131
Additional paid-in capital	286,196	277,892
Accumulated other comprehensive loss	(31)	(124)
Accumulated deficit	(287,539)	(263,991)

Total stockholders’ equity	(1,240)	13,908

Total liabilities and stockholders’ equity	$69,311	$60,845

(1)	The balance sheet data at December 31, 2006 is derived from audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission.